UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 24, 2019
Commission File Number 001-35721
DELEK LOGISTICS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	45-5379027 (IRS Employer Identification No.)
7102 Commerce Way, Brentwood, Tennessee 37027
(Address of principal executive offices) (Zip Code)
(615) 771-6701
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Units Representing Limited Partnership Interests	DKL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 1.01     Entry into a Material Definitive Agreement

On May 24, 2019, Delek Logistics Partners, LP (the “Partnership”), through its wholly owned indirect subsidiary DKL Pipeline, LLC (“DKL Pipeline”), entered into a Contribution and Subscription Agreement (the “Contribution Agreement”) with Plains Pipeline, L.P. (“Plains”) and Red River Pipeline Company LLC (“Red River”). Pursuant to the Contribution Agreement, on May 28, 2019, DKL Pipeline contributed approximately $128.0 million to Red River in exchange for a 33% membership interest in Red River and DKL Pipeline’s admission as a member of Red River. Also pursuant to the Contribution Agreement, Plains, previously the sole member of Red River, contributed to Red River its ownership interests in the Red River Pipeline which consist of 60% ownership interest in the segment of the Red River Pipeline that starts in Cushing, Oklahoma and ends in Hewitt, Oklahoma and 100% ownership of the segment of the Red River Pipeline that starts in Hewitt, Oklahoma and ends in Longview, Texas. Pursuant to the Contribution Agreement, Plains retains ownership of a 67% membership interest in Red River. In addition, DKL Pipeline committed to invest (on a pro rata basis with Plains) approximately $20 million, of which approximately $3.5 million was paid with the initial investment, in an expansion project that is intended to increase the throughput capacity of the Red River Pipeline.

The Contribution Agreement contains certain representations, warranties, covenants and indemnities. The foregoing description of the Contribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Item 2.01     Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure

On May 28, 2019, the Partnership, together with Delek US Holdings, Inc., issued a joint press release announcing the Contribution Agreement and certain related transactions. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Partnership under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Partnership that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Partnership or any of its affiliates.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements required by this Item are not being filed with this Current Report on Form 8-K. Such financial statements will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

The pro forma financial information required by this Item is not being filed with this Current Report on Form 8-K. Such pro forma financial information will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

2.1*    Contribution and Subscription Agreement, dated as of May 24, 2019, by and among Plains Pipeline, L.P., DKL Pipeline, LLC, and Red River Pipeline Company LLC.
99.1    Joint Press Release issued on May 28, 2019

* Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: May 28, 2019	DELEK LOGISTICS PARTNERS, LP
By: Delek Logistics GP, LLC
its general partner

By: /s/ Assaf Ginzburg
Name: Assaf Ginzburg
Title: Executive Vice President and Chief Financial Officer